UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2025
Intensity Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Enterprise Drive, Suite 430 Shelton, CT	06484-4779
(Address of Principal Executive Offices)	(Zip Code)
(203) 221-7381
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously reported, on June 6, 2025, Intensity Therapeutics, Inc. (the “Company”) received a letter (the “June 2025 Nasdaq Letter”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the preceding 30 consecutive business days the Company’s common stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2) (the “Rule”) for continued listing on Nasdaq (the “Minimum Bid Price Requirement”). The June 2025 Nasdaq Letter stated that the Company had 180 calendar days, or until December 3, 2025 (the “Initial Compliance Date”), to demonstrate compliance with the Minimum Bid Price Requirement.

On December 4, 2025, the “Company received a second letter (the “December 2025 Nasdaq Letter”) from Nasdaq stating that the Company is eligible for an additional 180 calendar days, or until June 1, 2026, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).
The Staff of the Nasdaq (the “Staff”) determined that the Company is eligible for the second 180 calendar day period, or until June 1, 2026, to regain compliance with the Rule based on the Staff’s determination that the Company must continue to meet the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this additional time period, the closing bid price of the Company’s common stock on the Nasdaq is at least $1.00 per share for a minimum of ten (10) consecutive business days, the Staff will provide written confirmation of compliance with the Rule and this matter will be closed. The December 2025 Nasdaq Letter from Nasdaq also stated that if the Company chooses to implement a reverse stock split, it must complete the split no later than ten (10) business days prior to the expiration date in order to timely regain compliance.
If compliance with the Rule cannot be demonstrated by June 1, 2026, the Staff will provide written notification that the Company’s common stock will be delisted from the Nasdaq. At that time, the Company may appeal the Staff’s determination to a Hearings Panel (the “Panel”). If the Company appeals, it will be asked to provide a plan to regain compliance to the Panel, and that historically Panels have generally viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a deficiency of the Minimum Bid Price Requirement.
An indicator will continue to be broadcast over Nasdaq’s market data dissemination network noting the Company’s non-compliance. In addition, a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on Nasdaq’s website at listingcenter.nasdaq.com. The Company will continue to be included in this list until it regains compliance. Nonetheless, the December 2025 Nasdaq Letter has no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements of Nasdaq.
The Company intends to actively monitor the closing bid price of its common stock and will consider available options to regain compliance with the Minimum Bid Price Requirement and the other Nasdaq listing requirements. Such available options will include effecting a reverse stock split of the Company’s common stock, if necessary, in order to maintain the Company’s Nasdaq listing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued December 5, 2025.
104	Cover Page Interactive Data File (formatted in Inline XBRL).
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Comments in this Current Report on Form 8-K and in the exhibit attached hereto contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” sections of the Company’s Annual Report on Form 10-K, filed on March 13, 2025, the Company's Quarterly Report on Form 10-Q, filed on May 13, 2025, the Company's Quarterly Report on Form 10-Q, filed on August 7, 2025, and the Company's Quarterly Report on

Form 10-Q, filed on November 6, 2025. The Company does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 5, 2025

Intensity Therapeutics, Inc.

By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	Chief Executive Officer
[Signature Page to the Form 8-K]
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